      Exhibit 21
AMR CORPORATION
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2007

Subsidiary companies of the Registrant are listed below.  With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

                                                State or
                                              Sovereign Power
Name of Subsidiary                                    of Incorporation

Subsidiaries included in the Registrant’s consolidated financial statements

American Airlines, Inc.
AA 2002 Class C Certificate Corporation
AA 2002 Class D Certificate Corporation I
AA 2003-1 Class C Certificate Corporation
AA 2003-1 Class D Certificate Corporation
AA 2004-1 Class B Note Corporation
AA 2005-1 Class C Certificate Corporation
AA Real Estate Holding GP LLC
AA Real Estate Holding L.P.
Admirals Club, Inc. (Massachusetts only)
AEROSAN S.A.*
AEROSAN Airport Services S.A.*
American Airlines de Mexico, S.A.
American Airlines de Venezuela, S.A.
American Airlines Marketing Services LLC
American Airlines Realty (NYC) Holdings, Inc.
American Airlines Vacations LLC
American Aviation Supply LLC
Packcall Limited
Reno Air, Inc.
Texas Aero Engine Services, L.L.C, dba TAESL*
Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Massachusetts Chile Chile Mexico Venezuela Virginia New York Delaware Delaware United Kingdom Delaware Delaware
American Beacon Advisors, Inc. American Private Equity Management, LLC	Delaware Delaware
Americas Ground Services, Inc.
Aerodespachos Colombia, S.A. AERCOL S.A.
Caribbean Dispatch Services, Ltd.
Dispatch Services 93, S.A.
American Airlines, Division de Servicios Aeroportuarios (R.D.), S.A.(DSA)
International Ground Services, S.A. de C.V.
Servicio de Despacho, S.A. de C.V. (Panama Dispatch Services Inc.)
Peru Dispatch S.A.
Delaware Colombia St. Lucia Venezuela Dominican Republic Mexico Panama Peru
AMR Eagle Holding Corporation American Eagle Airlines, Inc. AMR Leasing Corporation Business Express Airlines, Inc. Eagle Aviation Services, Inc. Executive Airlines, Inc.	Delaware Delaware Delaware Delaware Delaware Delaware
Avion Assurance Ltd.	Bermuda
PMA Investment Subsidiary, Inc. SC Investment, Inc.	Delaware Delaware

  *Entities with 50% or less ownership.